SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             THE MARCUS CORPORATION
                (Name of Registrant as Specified in its Charter)

                          ----------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)     Title of each class of securities to which transaction applies:

       2)     Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)     Proposed maximum aggregate value of transaction:

       5)     Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:

       2)     Form, Schedule or Registration Statement No.:

       3)     Filing Party:

       4)     Date Filed:

                             THE MARCUS CORPORATION
                                     [LOGO]
                      250 East Wisconsin Avenue, Suite 1700
                         Milwaukee, Wisconsin 53202-4220
                     --------------------------------------
                  NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held Monday, October 4, 1999
                      -------------------------------------
To the Shareholders of
     THE MARCUS CORPORATION

         NOTICE IS HEREBY GIVEN THAT the 1999 Annual Meeting of Shareholders of THE MARCUS CORPORATION ("Company") will be held on Monday, October 4, 1999, at 10:00 A.M., local time, at Westown Cinemas, 2440 East Moreland Boulevard, Waukesha, Wisconsin, for the following purposes:

         1.       To elect eight directors for the ensuing year.

         2.       To approve an amendment to the Company's 1995 Equity Incentive
                  Plan.

         3.       To  consider  and act upon any  other  business  which  may be
                  properly   brought  before  the  meeting  or  any  adjournment
                  thereof.

         Only holders of record of the Common Stock and Class B Common Stock as of the close of business on August 13, 1999 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. Shareholders may vote in person or by proxy. The holders of Common Stock will be entitled to one vote per share and the holders of Class B Common Stock will be entitled to ten votes per share on each matter submitted for shareholder consideration.

         Shareholders are cordially invited to attend the meeting in person. A map has been provided on the following page to assist you in locating Westown Cinemas. Even if you expect to attend the meeting in person, to help ensure your vote is represented at the meeting, please complete, sign, date and return in the enclosed postage paid return envelope the accompanying proxy which is being solicited by the Board of Directors. You may revoke your proxy at any time before it is actually voted by notice in writing to the undersigned or by voting in person at the meeting.

         Accompanying this Notice of 1999 Annual Meeting of Shareholders is a form of proxy and Proxy Statement.

                                  On Behalf of the Board of Directors

                                  Thomas F. Kissinger
                                  General Counsel and Secretary
Milwaukee, Wisconsin
August 30, 1999

--------------------------------------------------------------------------------
                Attend the annual meeting...and stay for a movie!

         Shareholders attending The Marcus Corporation's 1999 annual meeting on Monday, October 4, 1999, at 10:00 a.m. at the Westown Cinemas in Waukesha, Wisconsin, are invited to stay for a movie after the meeting. This special opportunity for shareholders to experience a first-run motion picture on the largest theatre screen in the Midwest! Directions to the Westown Cinemas are on the back of this page.

--------------------------------------------------------------------------------

The Marcus Corporation                              Westown Cinemas
1999 Annual Meeting                                 2440 East Moreland Boulevard
October 4, 1999                                     Waukesha, Wisconsin
                                                    (414) 785-9917







                                      [Map]







                                   Directions:

From the east on I-94 take Exit 297 (Highway 18-Y) and follow the Highway 18 West/ Waukesha signs. Continue to Highway 18 West (East Moreland Blvd.). Turn right onto Highway 18 West (East Moreland Blvd.). Continue on East Moreland Blvd. to South Kossow Road making a right turn on South Kossow Road. Take the first road on the right to the theatre parking lot.

From the west on I-94 take Exit Exit 297 (Bluemound Road/Waukesha) and follow the Highway 18 West signs to Highway 18 West (East Moreland Blvd.). Turn right on Highway 18 West (East Moreland Blvd.) and proceed to South Kossow Road making a right turn on South Kossow Road. Take the first road on the right to the theatre parking lot.

There is ample free parking for shareholders in the Westown Cinemas' parking lots immediately in front of the theatre's main entrance and on the northeast side of the building.

                             THE MARCUS CORPORATION
                                     [LOGO]

                     --------------------------------------
                                 PROXY STATEMENT
                     --------------------------------------

                                       For
                       1999 Annual Meeting of Shareholders
                           To be Held October 4, 1999

         This Proxy Statement and accompanying form of proxy are being furnished to the shareholders of THE MARCUS CORPORATION ("Company") beginning on or about August 30, 1999, in connection with the solicitation of proxies by the Board of Directors of the Company ("Board") for use at the Company's 1999 Annual Meeting of Shareholders to be held on Monday, October 4, 1999, at 10:00 A.M., local time, at Westown Cinemas, 2440 East Moreland Boulevard, Waukesha, Wisconsin, and at any adjournment thereof (collectively, "Meeting"), for the purposes set forth in the attached Notice of 1999 Annual Meeting of Shareholders and as described herein.

         Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Meeting and to vote in person. Presence at the Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company's Secretary in writing, by notifying the appropriate personnel at the Meeting in writing or by voting in person at the Meeting. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Meeting in accordance with the instructions thereon. If no instructions are specified on the proxy, the votes represented thereby will be voted (i) FOR the Board's eight director nominees set forth below, (ii) FOR the approval of an amendment to the Company's 1995 Equity Incentive Plan and (iii) on such other shareholder matters which may properly come before the Meeting in accordance with the best judgment of the persons named as proxies.

         Only holders of record of shares of Common Stock ("Common Shares") and Class B Common Stock ("Class B Shares") as of the close of business on August 13, 1999 ("Record Date"), are entitled to vote at the Meeting. As of the Record Date, the Company had outstanding and entitled to vote 17,401,015 Common Shares and 12,502,026 Class B Shares. The record holder of each outstanding Common Share on the Record Date is entitled to one vote per share and the record holder of each outstanding Class B Share on the Record Date is entitled to ten votes per share on each matter submitted for shareholder consideration at the Meeting. The holders of Common Shares and the holders of Class B Shares will vote together as a single class on all matters subject to shareholder consideration at the Meeting. The total number of votes represented by outstanding Common Shares and Class B Shares as of the Record Date was 142,421,275, consisting of 17,401,015 votes represented by outstanding Common Shares and 125,020,260 votes represented by outstanding Class B Shares.

                              ELECTION OF DIRECTORS

         At the Meeting, the Company's shareholders will elect eight directors of the Company, constituting the entire Board, to hold office until the Company's 2000 annual meeting of shareholders and until their successors are duly qualified and elected. If, prior to the Meeting, any of the Board's nominees should for any reason become unable to serve as a director, the votes represented by proxies granting authority to vote for all of the nominees named below, or which do not contain any instructions, will be voted for another replacement nominee selected by the Board. Under Wisconsin law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, assuming a quorum is present. For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares which are not voted on this matter at the Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the election of directors at the Meeting.

         All of the nominees are shareholder-elected directors of the Company and have served continuously as directors since the indicated date of their election, except for Bronson J. Haase, who was appointed as a director of the Company by the Board effective December 17, 1998. The names of the nominees, together with certain information about each of them as of the Record Date, are set forth below.

                                                                                                                    Director
                     Name                             Current Principal Occupation                         Age        Since
                     ----                             ----------------------------                         ---        -----

[Photo]              Stephen H. Marcus                Chairman of the Board, President and Chief            64        1969
                                                      Executive Officer of the Company(1)(2)(3)

[Photo]              Diane Marcus Gershowitz          Real estate management and investments(1)(3)          60        1985

[Photo]              Daniel F. McKeithan, Jr.         President and Chief Executive Officer of              63        1985
                                                      Tamarack Petroleum (operator of oil and gas
                                                      wells) and President and Chief Executive Officer
                                                      of Active Investor Management, Inc. (operator of
                                                      oil and gas wells)(4)

[Photo]              Allan H. Selig                   Commissioner of Major League Baseball and             64        1995
                                                      President and Chief Executive Officer of Selig
                                                      Executive Leasing Co., Inc. (automobile leasing
                                                      agency)(5)

[Photo]              Timothy E. Hoeksema              Chairman of the Board, President and Chief            52        1995
                                                      Executive Officer of Midwest Express Holdings,
                                                      Inc. (commercial airline carrier)

[Photo]              Bruce J. Olson                   Group Vice President of the Company(2)(6)             49        1996


                                       2


[Photo]              Philip L. Milstein               President and Chief Executive Officer of              49        1996
                                                      Emigrant Savings Bank (savings bank) and
                                                      President and Executive Vice President of
                                                      Milford Management Corp. (real estate
                                                      development and management)

[Photo]              Bronson J. Haase                 President and Chief Executive Officer of              55        1998
                                                      Wisconsin Gas Company (gas utility), Vice
                                                      President of WICOR, Inc. (utility holding
                                                      company) and former President and Chief
                                                      Executive Officer of Ameritech Wisconsin(7)
-----------------

(1)      Diane Marcus Gershowitz and Stephen H. Marcus are brother and sister.

(2) Since the Company operates as a holding company through subsidiary corporations, Stephen H. Marcus and Bruce J. Olson are also officers of certain of the Company's principal operating subsidiaries.

(3)      As a result of their beneficial  ownership of Common Shares and Class B
         Shares, Stephen H. Marcus and/or Diane Marcus Gershowitz may be deemed to control, or share in the control of, the Company. See "Stock
         Ownership of Management and Others."

(4)      Daniel  F.  McKeithan,  Jr.  is  a  director  of  Firstar  Corporation,
         Wisconsin  Gas  Company  and  WICOR,  Inc.  and  is a  trustee  of  The
         Northwestern Mutual Life Insurance Company ("NML"). NML is also one of the Company's principal lenders.

(5)      Allan H. Selig is a director of Oil-Dri Corporation of America.

(6)      Bruce J. Olson is a director of Schultz Sav-O-Stores, Inc.

(7)      Bronson J. Haase is a director of Firstar Mutual Funds.

         The Board has an Audit Committee whose principal function is to recommend annually a firm of independent certified public accountants to serve as the Company's auditor, to meet with and review reports of the Company's auditor and to recommend to the Board such actions within the scope of its authority as it deems appropriate. The Audit Committee consists entirely of independent directors. During fiscal 1999, the Audit Committee consisted of Daniel F. McKeithan, Jr. (Chairman), Philip L. Milstein and Allan H. Selig. The Audit Committee met one time in fiscal 1999.

         The Board has a Compensation and Nominating Committee whose principal function is to recommend for approval to the Board the compensation, bonuses and benefits of officers and other key employees of the Company and its subsidiaries and to administer the Company's 1995 Equity Incentive Plan. See "Executive Compensation -- Stock Options." The Compensation and Nominating Committee will consider nominees for director recommended by shareholders, but has no established procedures which shareholders must follow to make a recommendation. The Company's By-laws require that shareholders give advance notice and furnish certain information to the Company in order to nominate a person as a director. The Compensation and Nominating Committee consists of entirely independent directors. During fiscal 1999, the Compensation and Nominating Committee consisted of Timothy E. Hoeksema (Chairman), Daniel F. McKeithan, Jr. and

Allan H. Selig. The Compensation and Nominating Committee met two times in fiscal 1999. See "Executive Compensation -- Report on Executive Compensation."

                  During the Company's 1999 fiscal year, four meetings of the Board were held. No director attended fewer than 75% of the meetings of the Board and committees thereof on which he or she served held during fiscal 1999.

                                     STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

                  The following table sets forth information as of the Record Date as to the Common Shares and Class B Shares beneficially owned by (i) each director of the Company; (ii) each executive officer named in the Summary Compensation Table set forth below under "Executive Compensation -- Summary Compensation;" (iii) all directors and named executive officers of the Company as a group; and (iv) all other persons or entities known by the Company to be the beneficial owner of more than 5% of either class of the Company's outstanding capital stock. A row for Class B Share ownership is not included for individuals or entities who do not beneficially own any Class B Shares.

                                                                                                  Total Share
                                                       Sole Voting        Shared Voting and      Ownership and        Percentage of
Name of Individual or                                 and Investment         Investment          Percentage of      Aggregate Voting
Group/Class of Stock                                     Power(1)             Power(1)             Class(1)             Power(1)
--------------------                                     --------             --------             --------             --------

                                                                         Directors and Named Executive Officers
Stephen H. Marcus(2)
 Common Shares                                          79,549(3)              150,546            230,095(3)
                                                                                                    (1.3%)                30.4%
 Class B Shares                                         2,681,558             1,632,092            4,313,650
                                                                                                    (34.5%)
Diane Marcus Gershowitz(2)
 Common Shares                                          82,145(4)                150               82,295(4)
                                                                                                       *                  20.7%
 Class B Shares                                         1,979,280              963,658             2,942,938
                                                                                                    (23.5%)
Daniel F. McKeithan, Jr.
 Common Shares                                           8,125(4)                -0-               8,125(4)
                                                                                                       *                    *
Allan H. Selig
 Common Shares                                           6,100(4)                -0-               6,100(4)
                                                                                                       *                    *
Timothy E. Hoeksema
 Common Shares                                           5,875(4)                -0-               5,875(4)
                                                                                                       *
Philip L. Milstein
 Common Shares                                         44,115(4)(5)              -0-             44,115(4)(5)
                                                                                                       *                    *
 Class B Shares                                           39,601               62,055               101,656
                                                                                                       *
Bronson J. Haase
 Common Shares                                           1,500(4)                -0-                1,500(4)
                                                                                                       *                    *

Bruce J. Olson
 Common Shares                                        104,979(3)(6)            32,760            137,739(3)(6)
                                                                                                       *                    *
H. Fred Delmenhorst
 Common Shares                                         39,657(3)(6)             3,019             42,676(3)(6)
                                                                                                       *                    *
Thomas F. Kissinger
 Common Shares                                         23,059(3)(6)              -0-              23,059(3)(6)



                                       4



                                                                                                      *                    *
Douglas A. Neis
 Common Shares                                         29,758(3)(6)             6,417             36,175(3)(6)
                                                                                                       *                    *
All continuing directors and named
executive officers as a group (11
persons)(7)

 Common Shares(8)                                       424,862(3)             192,892             617,754(3)
                                                                                                     (3.6%)               47.6%
 Class B Shares                                         4,700,439             2,014,326            6,714,765
                                                                                                    (53.7%)

                                                                       Other Five Percent Shareholders
Ben Marcus(2)
 Common Shares                                            1,049                305,088              306,137
                                                                                                     (1.8%)               32.4%
 Class B Shares                                            -0-                4,582,954            4,582,954
                                                                                                    (36.7%)
Neuberger & Berman, LLC(9)
  Common Shares(10)                                      842,302               636,421             1,478,723
                                                                                                     (8.5%)               1.0%
Private Capital Management, Inc.(11)
  Common Shares(12)                                       26,950              3,187,348            3,214,298
                                                                                                    (18.5%)               2.3%
Vanguard Explorer Fund, Inc.(13)
  Common Shares(14)                                      984,100                 -0-                984,100
                                                                                                     (5.7%)                 *
-----------------------------------

* Less than 1%.

(1)      There are  included  in some  cases  shares  over which a person has or shares voting power and/or  investment  power,  as to which  beneficial ownership may be disclaimed.  The number of Class B Shares (included in the beneficial  ownership  figures detailed above) set forth after each of the following  individuals  has also been included in the beneficial ownership of at least one other director:  Stephen H. Marcus  (643,479)
         and Diane Marcus Gershowitz  (643,479).  The outstanding Class B Shares are  convertible on a  share-for-share  basis into Common Shares at any time at the discretion of each holder. As a result, a holder of Class B
         Shares is deemed to beneficially  own an equal number of Common Shares.
         However,  in order to avoid  overstatement of the aggregate  beneficial ownership of both classes of the Company's  outstanding  capital stock, the Common  Shares  listed in the table do not  include  Common  Shares which  may be  acquired  upon the  conversion  of  outstanding  Class B
         Shares.   Similarly,   the  percentage  of  outstanding  Common  Shares
         beneficially  owned is  determined  with respect to the total number of outstanding Common Shares,  excluding Common Shares which may be issued upon conversion of outstanding Class B Shares.

(2)      The  address of Stephen H.  Marcus,  Diane  Marcus  Gershowitz  and Ben
         Marcus  is c/o  250  East  Wisconsin  Avenue,  Suite  1700,  Milwaukee,
         Wisconsin 53202-4220.

(3) Includes 3,054, 2,778, 1,771, 749 and 1,220 Common Shares held for the respective accounts of Stephen H. Marcus, Bruce J. Olson, H. Fred
         Delmenhorst, Thomas F. Kissinger and Douglas A. Neis and all continuing directors and named executive officers as a group in the Company's
         Pension Plus Plan as of May 27, 1999, the latest practicable date for which such data is available. See "Executive Compensation -- Summary
         Compensation Information."

(4)      Includes  5,875 Common Shares  subject to  acquisition by each of Diane
         Marcus Gershowitz, Daniel F. McKeithan, Jr., Allan H. Selig and Timothy
         E.  Hoeksema,  3,250 Common Shares  subject to acquisition by Philip L.
         Milstein and 1,500 Common Shares  subject to  acquisition by Bronson J.
         Haase  pursuant to


                                       5

         the exercise of vested stock options held on the Record Date pursuant to the 1994 Nonemployee Director Stock Option Plan. See "Director
         Compensation."

(5) Total does not include 5,625 Common Shares in the AB Elbaum Trust in which Mr. Milstein is co-trustee and 8,100 Common Shares held by Mr.
         Milstein's children, as to which Mr. Milstein disclaims beneficial ownership.

(6) Includes 67,125, 29,288, 21,975 and 28,538 Common Shares subject to acquisition by Bruce J. Olson, H. Fred Delmenhorst, Thomas F. Kissinger and Douglas A. Neis, respectively, pursuant to the exercise of vested stock options held on the Record Date pursuant to the 1987 Stock Option
         Plan and 1995 Equity  Incentive  Plan. See "Executive  Compensation  --
         Stock Options."

(7)      In determining the aggregate  beneficial ownership of Common Shares and
         Class B  Shares  for  all  continuing  directors  and  named  executive officers as a group,  shares which are beneficially  owned by more than
         one   director  or  officer  have  been  counted  only  once  to  avoid overstatement.

(8)     Includes  175,176 Common Shares  subject to acquisition  pursuant to the exercise of vested stock  options held by named  executive  officers and continuing  nonemployee  directors  of the  Company on the  Record  Date pursuant to the 1987 Stock Option Plan,  1995 Equity  Incentive Plan and
        the  1994  Nonemployee   Director  Stock  Option  Plan.  See  "Executive
        Compensation -- Stock Options."

(9)      The address of Neuberger & Berman, LLC ("N&B") is 605 Third Avenue, New
         York, New York 10158-3698.

(10) Other than share ownership percentage information, the information set forth is as of February 16, 1999, as reported by N&B in its Schedule
         13G filed with the SEC and the Company. According to such Schedule 13G, principals of N&B own 103,525 shares and N&B disclaims beneficial ownership of these shares which were purchased with the personal funds of the N&B principals.

(11)     The address of Private Capital Management, Inc. ("PCM") is 3003 Tamiami
         Trail North, Naples, Florida 33940.

(12) Other than share ownership percentage information, the information set forth is as of February 16, 1999, as reported by PCM in its Schedule
         13G filed with the SEC and the Company.

(13)     The address of Vanguard  Explorer Fund,  Inc.  ("Vanguard") is P.O. Box
         2600, Valley Forge, Pennsylvania 19482-2600.

(14) Other than share ownership percentage information, the information set forth is as of February 10, 1999, as reported by Vanguard in its
        Schedule 13G/A filed with the SEC and the Company.

                             EXECUTIVE COMPENSATION

Report on Executive Compensation

         The Company strives to provide fair and competitive compensation which rewards corporate and individual performance and helps attract, retain and motivate highly qualified individuals who contribute to the Company's long-term growth and success. One of the Company's guiding philosophies is to encourage its executives and other employees to take appropriate market responsive risk-taking actions which facilitate the growth and success of the Company. The Company's compensation policies attempt to encourage the continuation of this entrepreneurial spirit.

         The Compensation and Nominating Committee of the Board ("Committee") is responsible for evaluating and determining the compensation of the Company's executive officers, including the Company's Chief Executive Officer, Stephen H. Marcus, in accordance with the foregoing philosophies and policies. The Committee is composed entirely of independent, nonemployee directors. Executive officer compensation consists of base salary, annual bonus payments, stock option grants and other benefits under the Company's several employee benefit plans.

         Each executive officer's base salary has been established based on the level of responsibilities delegated to the executive and the relationship of such responsibilities to those of other Company executive officers. In evaluating and adjusting base salaries of executives (other than Mr. Marcus) from year-to-year, the Committee acts on the recommendations of Mr. Marcus, who in making his recommendations takes into account (i) the financial performance of the Company as a whole and on a divisional basis, when appropriate, for the fiscal year then ended, compared to its respective historical and anticipated performance; (ii) general economic conditions (including inflationary factors) and the impact such conditions had on the industry segments in which the Company operates; (iii) each executive officer's past, and anticipated future, contributions  to the  Company's  performance;  (iv)  each  executive  officer's existing base salary compared to the range of the base salaries of similarly situated executives at both the national and local level; (v) any new responsibilities delegated, or to be delegated, to such officer; and (vi) the extent of participation of the executive in any significant corporate achievements over the prior fiscal year. In evaluating and adjusting Mr. Marcus' base salary, the Committee subjectively considers the same factors cited above, as well as the comparative salaries and total compensation packages of other chief executive officers, with particular reference to local market circumstances. In determining the adjustment to Mr. Marcus' base salary for fiscal 2000, the Committee specifically took into account the Company's revenue and earnings performance for fiscal 1999, the Company's long-term record of financial success and the comparative cash compensation of other similarly situated executives.

         Bonus awards attributable to each fiscal year are granted by the Committee to the named executive officers, including Mr. Marcus, subsequent to the fiscal year-end. Fiscal 1999 bonus awards for the named executive officers who have no direct operational responsibilities were based on the recommendations of Mr. Marcus, who made his recommendations based on the Company's overall financial performance for the year then ended and such officer's individual contributions and achievements over fiscal 1999, particularly as such contributions and achievements related to advancing the Company's entrepreneurial philosophy. Specific corporate performance factors considered in making fiscal 1999 bonus determinations for such executives were the contribution that each executive made to his specific functional area and overall Company performance and the Company's 8.4% increase in revenues compared to fiscal 1998, the Company's earnings performance for fiscal 1999 and the comparative cash compensation of other similarly situated executives. The fiscal 1999 bonus award for Bruce J. Olson, who has direct managerial responsibilities for two operating divisions of the Company, was determined based on the financial and operating performance of those divisions, together with the overall financial performance of the Company in fiscal 1999. Mr. Marcus received a fiscal 1999 bonus payment based on a pre-established formula which provides for his receipt of a performance bonus equal to three-fourths of one percent of the Company's pre-tax earnings for the fiscal year.

         Stock options are granted each year by the Committee to selected executive officers as part of such officers' compensation package. Options granted by the Committee have a per share exercise price equal to 100% of the fair market value of the Common Shares on the date of grant. Therefore, since the economic value of each option is directly dependent upon future increases in the value of the Common Shares, the Committee believes option grants help to better align the interests of option recipients with the economic interests of the Company's shareholders. The Committee believes stock option grants provide a long-term incentive for option recipients to improve the Company's financial performance and, in turn, its stock price. The Committee has the flexibility to grant other types of equity-based incentive awards (including stock appreciation rights, restricted stock and performance shares) in addition to stock options in accordance with the 1995 Equity Incentive Plan. Mr. Marcus is not eligible to receive option grants or other awards under the 1995 Equity Incentive Plan. Since Mr. Marcus and his family own approximately 39.5% of the outstanding Common Shares and Class B Shares, his economic interests are already substantially directly linked to the price performance of the Company's Common Shares. Therefore, at the time the 1995 Equity Incentive Plan was adopted, it was determined unnecessary to provide Mr. Marcus with the opportunity to receive stock option grants.

         Consistent with the Company's philosophy of encouraging entrepreneurism throughout the organization, the Committee grants options annually to a broad number of key employees. Option grants in fiscal 1999 to key employees other than the named executive officers constituted 89.1% of all non-Board option grants. The size of option grants to the named executive officers is based on
(i)  each  officer's  length  of  service  and  relative   responsibilities  and
contributions to the Company's performance over the past year; (ii) the officer's anticipated future contributions to the success of the Company; (iii) historical levels of option grants to, and the level of existing stock ownership of, such officer and other executive officers; and (iv) the relative levels of option grants then being made to all employees and other executive officers.

         The Committee also attempts to provide other competitive compensatory benefits to the Company's executive officers, including participation in the Company's Pension Plus Plan, nonqualified retirement income plan, employee stock purchase plan, nonqualified deferred compensation plan, health insurance, life and disability insurance and other benefits.

         The Company's cash compensation program for its managers is designed to reward an entrepreneurial orientation on the part of such managers. In addition to the need for such reinforcement, the Company also recognizes that long-term service and loyalty are of strategic value to the continued continuity of management which is necessary for the growth of the Company. For this reason, the Company has introduced an incentive stock option program for unit and multi-unit managers based on level of responsibility and length of service.

         As a result of current executive compensation levels, the Committee does not intend currently to take any action to conform its compensation plans to comply with the regulations proposed under Internal Revenue Code Section 162(m) relating to the $1 million cap on executive compensation deductibility imposed by the Omnibus Revenue Reconciliation Act of 1993.

         By the Compensation and Nominating Committee:
         Timothy E. Hoeksema, Chairman
         Daniel F. McKeithan, Jr.
         Bronson J. Haase

Summary Compensation Information

         The  following   table  sets  forth  certain   information   concerning
compensation paid by the Company for the last three fiscal years to the Company's Chief Executive Officer and the other executive officers of the Company who earned over $100,000 in salary and bonuses in fiscal 1999. The persons named in the table below are hereinafter sometimes referred to as the "named executive officers."


                           Summary Compensation Table

                               Annual Compensation
                           --------------------------

                                                                                        Stock Option
       Name and Principal            Fiscal                                             Grants(3)(4)         All Other
            Positions                 Year      Salary(1)     Bonus         Other(2)      (shares)        Compensation(5)
          -------------              ------    -----------   -------        --------     ----------       ---------------

Stephen H. Marcus                     1999       $418,077    $284,737       $    --          N/A             $6,030(6)
 Chairman of the Board,               1998       $398,077    $362,684       $    --          N/A             $7,024(6)
 President and Chief                  1997       $378,461    $398,868       $    --          N/A             $6,912(6)
 Executive Officer

Bruce J. Olson                        1999       $248,558    $112,214       $    --          7,500           $4,347
 Group Vice President
                                      1998       $233,558    $147,600       $    --          7,500           $5,156
                                      1997       $218,462    $256,046       $    --          7,500           $5,091

H. Fred Delmenhorst                   1999       $141,327    $ 15,000       $    --          3,750           $6,310
 Vice President-Human
 Resources
                                      1998       $134,039    $ 20,000       $    --          3,750           $6,556
                                      1997       $124,231    $ 18,500       $    --          3,750           $4,289

Thomas F. Kissinger                   1999       $148,558    $ 28,000       $    --          3,750           $2,617
 General Counsel and
 Secretary
                                      1998       $134,039    $ 35,000       $    --          3,750           $2,444
                                      1997       $123,231    $ 30,000       $    --          3,750           $1,820

Douglas A. Neis                       1999       $114,135    $ 15,000       $    --          3,750           $2,204
 Chief Financial Officer
 and Treasurer
                                      1998       $105,423    $ 20,000       $    --          3,000           $2,513
                                      1997       $ 99,308    $ 17,500       $    --          3,000           $2,034
-----------------
(1)      Includes  amounts  deferred by the Company at the election of the named executive officer under Section 401(k) of the Internal Revenue Code and the  Company's  Deferred  Compensation  Plan.  The  Company's  Deferred
         Compensation Plan is a defined contribution program whereby an eligible employee may voluntarily make an irrevocable  election to defer receipt of up to 100% of the employee's annual compensation on a pre-tax basis.
         The  irrevocable  election  must  be made  prior  to the  start  of any calendar  year to which it  applies  and must  specify  both a  benefit payment commencement date beyond the end of the last such calendar year and the form of  payment  (i.e.,  lump sum,  periodic  installments  or monthly annuity).  During the period of deferral, the Company quarterly applies to the deferred  amount an earnings credit equal to the average prime  interest  rate of a  designated  Milwaukee  bank.  The  benefits payable  under the Deferred  Compensation  Plan (i.e.,  the  employee's deferred  amounts  plus his earnings  credits)  will be paid out of the
         Company's general corporate assets as benefit payments become due after the employee's specified commencement date.

(2) The value of all perquisites and other personal benefits provided to each named executive officer by or on behalf of the Company is significantly less than the required Securities and Exchange Commission reporting thresholds of the lesser of $50,000 or 10% of the annual salary and bonus reported for each respective named executive officer.

(3) Fiscal 1997, 1998 and 1999 options were granted at 100% of fair market value on the date of grant under the Company's 1995 Equity Incentive
         Plan.  See footnote (1) to the table set forth under "Stock  Options --
         Option Grants in 1999 Fiscal Year" below for additional information.

(4) Options granted during fiscal 1998 and 1997 have been adjusted to reflect the Company's three-for-two stock split effected on December 5, 1997, in the form of a 50% dividend on both of its Common Shares and Class B Shares.

(5) Includes the Company's contributions on behalf of each named executive officer to its defined contribution Pension Plus Plan and the dollar value of imputed life insurance premiums paid by, or on


                                       9


         behalf of, the Company during the fiscal year with respect to term life insurance for the benefit of the named executive  officer.  The Pension
         Plus Plan is a profit  sharing plan with Internal  Revenue Code Section
         401(k)  features and covers all  eligible  employees of the Company and its subsidiaries,  including the named executive  officers,  and uses a participating employee's aggregate direct compensation as the basis for determining the employee and employer  contributions that are allocated to the employee's  account under the Pension Plus Plan. A participating employee  may  elect  to  make  pre-tax  deposits  of up to  14% of the employee's annual compensation. The Pension Plus Plan also provides for three types of employer  contributions:  (i) a basic contribution equal to  1%  of a  participating  employee's  annual  compensation;  (ii)  a matching  contribution  equal to one-fourth of the  employee's  pre-tax deposits  not  exceeding  6% of such annual  compensation;  and (iii) a discretionary profit performance  contribution  determined by the Board each year.  For purposes of the profit  performance  contribution,  the
         Company  and its  subsidiaries  have been  divided  into  eight  profit sharing  groups,  and  the  profit  performance  contribution  for  the participating  employees  employed by a particular profit sharing group
         is   dependent   upon  the   Company's   overall   operations   meeting
         profitability targets, the Company having achieved a positive return on
         shareholders'   equity  and  that  profit  sharing  group's   operating
         performance having been profitable. A participating employee's share of the annual profit performance contribution,  if any, for the employee's profit  sharing  group is determined by  multiplying  the  contribution amount by the ratio of the participating employee's annual compensation to the aggregate annual compensation of all participating  employees in that profit sharing group. The employee's  pre-tax savings deposits and
         the  employer  basic   contributions   allocated  to  a   participating
         employee's  account are fully  vested upon  deposit,  and the  employer matching and profit performance contribution are subject to a graduated vesting  schedule  resulting  in full  vesting  after  seven  years  of service.  The  participating  employee  has the  right  to  direct  the investment  of the  pre-tax  savings  deposits  and  employer  matching contributions  allocated  to the  employee's  account in one or more of several  available  investment  funds.  The  allocated  employer  basic contributions  are  generally  expected to be invested in Common Shares but,  at  the  direction  of the  Pension  Plus  Plan's  administrative committee,  may  be  invested  in a  different  manner.  The  allocated employer profit  performance  contributions  are invested in the manner selected by the Pension Plus Plan's administrative committee, which may also  include  investment  in Common  Shares.  The vested  portion of a participating  employee's  account balance becomes  distributable  in a lump sum payment only after the  employee's  termination of employment, although the employee has the right while  employed to borrow a portion of such vested portion or make a withdrawal of pre-tax savings deposits for certain hardship reasons which are prescribed by applicable federal law.  The Company  also  provides  all named  executive  officers  with long-term disability protection.

(6)      In each of fiscal 1999,  1998 and 1997, the Company paid  approximately
         $368,000 of premiums on three split-dollar insurance policies on the life of Mr. Marcus. The foregoing data is excluded from the table above because, upon surrender of these policies to the Company or the death of Mr. Marcus, these premium payments will be reimbursed in full to the Company. Based on an assumed retirement age of 65, the present value of the excess cash surrender value of all of such policies over the premium payments is estimated to be approximately $156,000.

Stock Options

         The Company has a 1987 Stock Option Plan ("1987 Plan") pursuant to which options to acquire Common Shares could have been granted by the Committee prior to June 1997 to officers and other key employees of the Company and its subsidiaries, including executive officers. However, Ben Marcus, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owned, directly or indirectly, 5% or more of the Company's voting power were not eligible to receive options under the 1987 Plan. No new options may be granted under the 1987 Plan, although outstanding options previously granted under the 1987 Plan are still outstanding and may be exercised pursuant to their terms.

         The Company also has a 1995 Equity Incentive Plan ("1995 Plan") pursuant to which options to acquire Common Shares may be granted by the Committee until June 2005 to officers and other key employees of the Company and its subsidiaries, including executive officers. However, Ben Marcus, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owns, directly or indirectly, 5% or more of the Company's voting power cannot receive options under the 1995 Plan.

         The following table sets forth information concerning the grant of stock options under the 1995 Plan during fiscal 1999 to the named executive officers.

                        Option Grants in 1999 Fiscal Year

                                          Percentage of
                        Common Shares     Total Options                                    Potential Realizable Value at Assumed
                         Underlying      Granted to All       Exercise                          Annual Rates of Stock Price
                           Options        Employees in        Price(2)       Expiration       Appreciation for Option Term(3)
         Name            Granted(1)     1999 Fiscal Year     (per share)        Date             5%                   10%
         ----            ----------     ----------------     -----------       ------            --                   ---
Stephen H. Marcus            N/A               N/A               N/A            N/A               N/A                 N/A
Bruce J. Olson              7,500             3.8%            $16.9375        6/25/08           $79,889             $202,455
H. Fred Delmenhorst         3,750             1.9%            $16.9375        6/25/08           $39,945             $101,228
Thomas F. Kissinger         3,750             1.9%            $16.9375        6/25/08           $39,945             $101,228
Douglas A. Neis             3,750             1.9%            $16.9375        6/25/08           $39,945             $101,228

------------------

(1)      Options  granted  under the 1995 Plan may be  designed  to  qualify  as either  "incentive stock options" within the meaning of Section 422A of the  Internal  Revenue Code or as  "nonstatutory  stock  options."  The options  reflected in the table are  incentive  stock options under the
         Internal  Revenue Code and were granted on June 25, 1998.  The exercise price of each option granted was equal to 100% of the fair market value of the  Common  Shares  on the date of  grant.  The  foregoing  options granted  vest and are  exercisable  with  respect to 40% of the subject shares after two years from the grant date, 60% after three years,  80%
         after four years and 100% after five  years,  but may not be  exercised after the  ten-year  option  period.  Not  reflected  in this table are
         25,000  Common  Shares  subject to incentive  stock  options which were granted to the named executive officers after the Company's fiscal 1999
         year  end   (Olson-10,000,   Delmenhorst-5,000,   Kissinger-5,000   and
         Neis-5,000) at an exercise price of $12.3125 per share.

(2) The exercise price of options may be paid in cash, by delivering previously issued Common Shares or any combination thereof.

(3) The potential realizable values set forth under the columns represent the difference between the stated option exercise price and the market value of the Common Shares based on certain assumed rates of stock price appreciation and assuming that the options are exercised on their stated expiration date; the potential realizable values set forth do not take into account applicable tax and expense payments which date may be associated with such option exercises. Actual realizable value, if any, will be dependent on the future stock price of the Common
         Shares on the actual date of exercise, which may be earlier than the stated expiration date. The 5% and 10% assumed rates of stock price appreciation over the ten-year exercise period of the options used in the table above are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Common Shares on any date. There can be no assurances that the stock price appreciation rates for the Common Shares assumed for purposes of this table will actually be achieved.

         The following table sets forth certain information with respect to the named executive officers concerning their unexercised stock options held as of the end of the Company's fiscal 1999. No options were exercised by any of the named executive officers during the Company's fiscal 1999.


                        Fiscal 1999 Year-End Value Table

                                             Number of Common Shares                     Value of Unexercised
                                        Underlying Unexercised Options at            In-the-Money Options at End of
                                              End of Fiscal 1999(1)                          Fiscal 1999(4)
    Name                              Exercisable(2)(3)/Unexercisable(2)(3)           Exercisable/Unexercisable
    ----                              -------------------------------------           -------------------------

Stephen H. Marcus                                      N/A                                      N/A
Bruce J. Olson                                   60,375 / 24,000                           $152,325/ $0
H. Fred Delmenhorst                              26,138 / 11,550                           $ 71,193/ $0
Thomas F. Kissinger                              18,825 / 11,550                           $ 27,371/ $0
Douglas A. Neis                                  25,838 / 10,350                           $ 71,193/ $0

----------------

(1) See vesting schedule of stock options set forth in footnote (1) under the "Option Grants in 1999 Fiscal Year" table above.

(2)      Not reflected  herein are 15,750 Common Shares subject to stock options which have  vested  and become  exercisable  after the  Company's  1999 fiscal year end (Olson-6,750,  Delmenhorst-3,150,  Kissinger-3,150  and
         Neis-2,700).  Also not reflected in this table are 25,000 Common Shares subject  to stock  options  which were  granted to the named  executive officers  after  the  Company's  fiscal  1999  year end  (Olson-10,000,
         Delmenhorst-5,000, Kissinger-5,000 and Neis-5,000) at an exercise price of $12.3125 per share.

(3) Reflects adjustments for the Company's three-for-two stock split effected on December 5, 1997, in the form of a 50% dividend on both of its Common Shares and Class B Shares.

(4) The dollar values were calculated by determining the difference between the fair market value of the underlying Common Shares and the various applicable exercise prices of the named executive officers' outstanding options at the end of fiscal 1999. The closing sale price of the Common
         Shares on the New York Stock Exchange on May 27, 1999, was $12.75 per share.

Pension Plan

         The Company has a nonqualified defined benefit pension plan ("Supplemental Plan") for the eligible employees of the Company and its subsidiaries with annual compensation in excess of a specified level (e.g., $80,000 in 1999), including named executive officers of the Company. The Supplemental Plan is a defined benefit retirement income program which provides benefits based upon the employee's average total compensation for the five highest compensation years within the employee's last ten compensation years. The amounts accrued for named executive officers under the Supplemental Plan cannot be readily ascertained and are, therefore, not included in the "Summary Compensation Table" above. In calculating employee compensation for purposes of determining its contribution to the Supplemental Plan, the Company uses a participating employee's total direct compensation in determining its annual benefits (which, for the named executive officers, would be comprised of the salary and bonus amounts listed in the "Summary Compensation Table" above), calculated on a straight life annuity basis assuming benefits commence at age
65. In addition to a reduction equal to 50% of Social Security benefits, the Supplemental Plan also reduces its benefits by the benefits attributable to employer contributions which the participating employee received under other Company-sponsored plans, such as the Pension Plus Plan and the Company's former qualified pension plans. An employee participating in the Supplemental Plan will be entitled to receive annual benefits substantially in accordance with the table set forth below, except that the amounts shown in the table do not reflect the applicable reductions for Social Security benefits and benefits funded by employer contributions which are payable under other Company-sponsored plans. For an employee entitled to the highest level of Social Security benefits who retires at age 65 during calendar year 1999, the reduction in annual Supplemental Plan benefits would be approximately $9,720.


                                                     Estimated Annual Pension Plan Benefits
                                                       for Representative Years of Service
                                     ------------------------------------------------------------------------
          Final Five-Year
       Average Compensation                 15             20             25             30             35
       --------------------                 --             --             --             --             --

            $  80,000                   $  20,000      $  26,667      $  33,333      $  40,000     $  40,000
              120,000                      30,000         40,000         50,000         60,000        60,000
              180,000                      45,000         60,000         75,000         90,000        90,000
              240,000                      60,000         80,000        100,000        120,000       120,000
              400,000                     100,000        133,000        167,000        200,000       200,000
              600,000                     150,000        200,000        250,000        300,000       300,000
              800,000                     200,000        267,000        333,000        400,000       400,000

         A participating employee is entitled to benefits under the Supplemental Plan upon normal retirement on or after age 65, early retirement after age 60 with at least five years of service, disability retirement after at least five years of service and other termination of employment after at least five years of service. A graduated vesting schedule, which provides for 50% vesting after five years of service and an additional 10% for each year of service thereafter, applies in the case of termination of employment before completing 10 years of service or qualifying for normal, early or disability retirement. Benefits payable under the Supplemental Plan will be paid out of the Company's general corporate assets as benefit payments become due after retirement or other termination. At the end of fiscal 1999, Stephen H. Marcus, Bruce J. Olson, H. Fred Delmenhorst, Thomas F. Kissinger and Douglas A. Neis had 38, 25, 14, 6 and 13 years, respectively, of credited years of service under the Supplemental Plan.

Director and Director Emeritus Compensation

         Under the Company's standard director compensation policy, each nonemployee director receives an annual retainer fee of $10,000, together with $1,750 for each meeting of the Board and $350 for each committee meeting thereof (or $500 per committee meeting if that person serves as the committee's chairperson), which he or she attends. In addition, under the Company's 1994 Nonemployee Director Stock Option Plan ("Director Plan"), each nonemployee director automatically is granted stock options to purchase 1,000 Common Shares upon his or her initial appointment or election to the Board and also receives an automatic annual grant of an option for 500 Common Shares at the end of each fiscal year of the Company. Exercise prices of options granted under the Director Plan are equal to 100% of the fair market value of the Common Shares on the date of grant. Under the Director Plan, on May 27, 1999, each nonemployee director received his or her annual automatic option grant to purchase 500 shares of Common Stock at an exercise price of $12.75 per share. The options have a term of ten years and were fully vested and exercisable immediately after grant.

         Ben Marcus, the founder of the Company in 1935, retired from his position as the Company's Chairman of the Board in December 1991. In December 1995, Ben Marcus retired from the Board and was appointed a director emeritus. Mr. Marcus also continues to serve the Company as a nonofficer employee. The Committee has adopted a compensation policy applicable to Ben Marcus that attempts to recompense him for his many years of service and dedication to the founding, development and growth of the Company. To recognize his contributions to the founding and success of the Company, Mr. Marcus is entitled to receive for the remainder of his life (and thereafter his wife will be entitled to receive for the remainder of her life) a consulting fee partially linked to a percentage of the Company's pre-tax and pre-corporate bonus earnings. Mr. Marcus is also entitled to receive continued salary payments as an employee of the Company. In fiscal 1999, Ben Marcus earned total cash compensation of $397,621 from the Company.

                          STOCK PERFORMANCE INFORMATION

         Set forth below is a line graph comparing the annual percentage change during the Company's last five fiscal years in the Company's cumulative total shareholder return (stock price appreciation on a dividend reinvested basis) on the Common Shares, compared to the cumulative total return of a composite peer group index selected in good faith by the Company, companies included within the Russell 2000 Index and companies included within the S & P 500 Composite Index. The Company has selected the Russell 2000 Index as a new index because the Company believes the Russell 2000 Index includes companies with market capitalizations that are more similar to the market capitalization of the Company as opposed to the companies included within the S & P 500 Composite Index, which have larger market capitalizations than the Company. The composite peer group index is comprised of the Standard & Poor's Hotel/Motel Index
(weighted 62%), Standard & Poor's Restaurants Index (weighted 7%) and a Company-selected theatre index (weighted 31%) which includes Carmike Cinemas,
Inc., Cineplex Odeon Corp./Loews Cineplex Entertainment Corp. and AMC Entertainment, Inc. The indices within the composite industry peer group index have been weighted to approximate the relative revenue contributions of each of the Company's respective business segments (counting the limited-service lodging and hotel/resort segments as one segment) to the Company's total revenues in fiscal 1999. The shareholder returns of the companies included in the theatre index have been weighted based on each such company's relative market capitalization as of the beginning of the presented periods.

                      Comparison of Five-Year Total Returns
                        (on a dividend reinvested basis)

                               [GRAPHIC OMITTED]


=====================================================================================================================
                                              5/31/94     5/31/95     5/31/96      5/31/97     5/31/98     5/31/99
=====================================================================================================================
  The Marcus Corporation                       $100        $107         $148        $141        $155        $112
---------------------------------------------------------------------------------------------------------------------
  Composite Peer Group Index                   $100        $108         $147        $146        $169        $133
---------------------------------------------------------------------------------------------------------------------
  Russell 2000 Index                           $100        $108         $145        $153        $183        $176
---------------------------------------------------------------------------------------------------------------------
  S&P 500 Composite Index                      $100        $120         $154        $200        $261        $316
=====================================================================================================================

                              CERTAIN TRANSACTIONS

         During the 1999 fiscal year, the Company paid approximately $145,000 of interest to certain entities owned by Ben Marcus, Stephen H. Marcus, Diane Marcus Gershowitz and certain trusts for the benefit of members of their families on nine debts of the Company owed to such entities. These debts are due on demand and bear interest at the prime rate (7.75% at May 27, 1999). The largest aggregate amount outstanding on the above debts during the Company's 1999 fiscal year was $1,882,000. As of the end of the 1999 fiscal year, the amount outstanding on the nine debts was $1,827,000. Payment of both principal and interest on these debts is current.

         In May 1998, Marcus Hotels, Inc. ("Marcus Hotels"), an operating subsidiary of the Company, entered into two agreements with Virtuem, Inc. ("Virtuem"), an entity controlled by Stephen H. Marcus and Diane Marcus Gershowitz, to develop and manage a luxury hotel project in Chicago, Illinois. Because the project has not yet been started, the fees to be paid by Virtuem to Marcus Hotels are not yet ascertainable. The agreement for the development of the hotel will require Virtuem to pay to Marcus Hotels a fee equal to 1.5% of the budget for the development of the hotel, a portion of which will be paid in monthly installments and the remainder of which will be paid upon completion of the project. The agreement for the management of the hotel will require Virtuem to pay to Marcus Hotels a fee equal to 3% of the gross revenues for the hotel. In conjunction with this agreement, Marcus Hotels has advanced funds for the benefit of Virtuem for costs associated with the development of the project. The advances are secured by a mortgage on Virtuem's leasehold interest, bear interest at the prime rate plus 1.0% (8.75% at May 27, 1999) and are due the earlier of (i) the date Virtuem has funds available out of Net Cash Flow (as defined in the management agreement), (ii) the date permanent financing is closed, or (iii) in the event the management agreement is terminated, one year after the date of such termination. As of the end of the 1999 fiscal year, the amount due from Virtuem on these advances was $1,497,000.

         As has been the case in prior years, during the 1999 fiscal year, the Company leased automobiles from Selig Executive Leasing Co., Inc. Aggregate lease payments were $467,000 in fiscal 1999. Allan H. Selig, a director of the Company, is the President, Chief Executive Officer and sole shareholder of Selig Executive Leasing Co., Inc.

         The  Company  believes  that  all  of  the  above   transactions   were
consummated on terms at least as favorable as could have been obtained from non-affiliated third parties.

           APPROVAL OF THE AMENDMENT TO THE 1995 EQUITY INCENTIVE PLAN

General

         Out of the original 1,125,000 Common Shares authorized for issuance of awards under the Company's 1995 Equity Incentive Plan (the "1995 Plan"), only 228,000 Common Shares remain available for additional grants of stock options and other equity awards. As a result, the Board amended the 1995 Plan on August 12, 1999, subject to approval by the shareholders at the Meeting, to increase Common Share availability by 2,000,000 Common Shares (the "Amendment"). In addition, certain provisions of the 1995 Plan have been updated to reflect current Securities and Exchange Commission regulations.

         The purpose of the 1995 Plan is to promote the best interests of the Company and its shareholders by providing key employees of the Company and its subsidiaries with an opportunity to acquire or increase their proprietary interest in the Company. It is intended that the 1995 Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping or carrying out the long-range plans of the Company and securing the Company's continued growth and financial success.

         The following summary discussion of the 1995 Plan, as amended, is qualified in its entirety by reference to the full text of the 1995 Plan, as amended, which is available without charge upon written request mailed to the Secretary of the Company at the Company's address set forth on the face of this Proxy Statement.

Administration

         The 1995 Plan is required to be administered by the Compensation and Nominating Committee ("Committee"), provided the Committee continues to consist of not less than two directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"). Among other functions, the Committee has the authority to establish rules for the administration of the 1995 Plan; to select the key employees of the Company to whom awards will be granted; to determine the types of awards to be granted to key employees and the number of shares covered by such awards; to set the terms and conditions of such awards; and to cancel, suspend and amend awards granted to key employees to the extent authorized under the 1995 Plan. The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred by a key employee participating in the 1995 Plan. Except as otherwise provided in the 1995 Plan, determinations and interpretations with respect thereto and any award agreements thereunder will be in the sole discretion of the Committee, whose determination and interpretations will be binding on all parties. Any key employee of the Company, including any executive officer or employee-director of the Company who is not a member of the Committee, is eligible to receive awards under the 1995 Plan; provided, however, that Ben Marcus, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who beneficially owns, directly or indirectly, stock possessing more than 5% of the total combined voting power of all classes of stock of the Company shall not be eligible to receive awards under the 1995 Plan.

Awards Under the 1995 Plan; Available Shares

         The 1995 Plan authorizes the granting to key employees of: (a) stock options, which may be either incentive stock options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code (the "Code") or nonqualified stock options; (b) stock appreciation rights ("SARs"); (c) restricted stock; and (d) performance shares. The 1995 Plan, as amended, provides that up to a total of 3,125,000 Common Shares (subject to adjustment as described below) will be available for the granting of awards thereunder. Any shares delivered pursuant to an award may be either authorized and unissued Common Shares or treasury shares held by the Company.

Terms of Awards

         Options. The exercise price per Common Share subject to an option granted under the 1995 Plan will be determined by the Committee, provided that the exercise price may not be less than 100% of the fair market value of a Common Share on the date of grant. The term of an option granted under the 1995 Plan will be as determined by the Committee, provided that the term of an Option may not exceed ten years. Options granted under the 1995 Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee. Options will be exercised by payment in full of the exercise price, either in cash or in whole or in part by tendering Common Shares or other consideration having a fair market value on the date of exercise equal to the option exercise price. All ISOs granted under the 1995 Plan will also be required to comply with all other terms of Section 422 of the Code.

         SARs. An SAR granted under the 1995 Plan will confer on the holder a right to receive, upon exercise thereof, the excess of (a) the fair market value of one Common Share on the date of exercise over (b) the grant price of the SAR as specified by the Committee. The grant price of an SAR under the 1995 Plan will not be less than the fair market value of a Common Share on the date of grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of an SAR will be paid in cash, Common Shares or other consideration) and any other terms and conditions of any SAR granted under the 1995 Plan will be determined by the Committee.

         Restricted Stock. Restricted Common Shares granted to key employees under the 1995 Plan will be subject to such restrictions as the Committee may impose, including any limitation on the right to vote such shares or receive dividends thereon. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate. The number of Common Shares which may be granted to key employees as restricted stock shall not exceed 112,500 shares (subject to adjustment as described below). Except as otherwise determined by the Committee, upon termination of a key employee's employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the key employee. Under the 1995 Plan, the Committee will have the authority at its discretion to waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock granted to a key employee.

         Performance Shares. The 1995 Plan also provides for the granting of performance shares to key employees. The Committee will determine the applicable performance period, the performance goal or goals to be achieved during any performance  period,  the  proportion  of  payments,  if  any,  to be  made  for performance between the minimum and full performance levels, the restrictions applicable to shares of restricted stock received upon payment of performance shares if payment is made in such manner, and any other terms, conditions and rights relating to the grant of performance shares. Performance goals established by the Committee under the 1995 Plan may be based on one or more measures such as return on shareholders' equity, earnings or such other standard or standards deemed relevant by the Committee, measured internally or relative to other organizations and before or after extraordinary items. Payment on performance shares held by key employees will be made in Common Shares (which, at the discretion of the Committee, may be shares of restricted stock) equal to the number of performance shares payable. The Committee may provide that, during a performance period, key employees will be paid cash amounts, with respect to each performance share held by such key employees, equal to the cash dividend paid on a Common Share. Participating key employees shall have no voting rights with respect to performance shares held by them.

         The Committee may at any time adjust performance goals (up or down) in minimum or full performance levels (and any intermediate levels in proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any performance period or waive in whole or part any or all remaining restrictions with respect to shares of restricted stock issued in payment of performance shares, if the Committee determines that economic, competitive or other conditions, changes in generally accepted accounting principles, changes in the Company's accounting policies, acquisitions or dispositions by the Company, or the occurrence of other unusual events so warrant.

Adjustments

         If any dividend or other distribution, recapitalization stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of Common Shares subject to the 1995 Plan or other securities of the Company, or other similar corporate transaction or event affects the Common Shares so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1995 Plan, then the Committee will generally have the authority to, in such manner as it deems equitable, adjust (a) the number and type of Common Shares subject to the 1995 Plan and which thereafter may be made the subject of awards; (b) the number and type of Common Shares subject to outstanding awards; and (c) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

Limits on Transferability

         No award granted under the 1995 Plan may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution, except that a participant may, to the extent allowed by the Committee and in a manner specified by the

Committee or the award agreement, designate in writing a beneficiary to exercise an award after the participant's death or transfer any award. Each award will be exercisable during the participant's lifetime only by such participant or, if permissible under applicable law, by the participant's guardian or legal representative.

Amendment and Termination

         The Board may amend, suspend or terminate the 1995 Plan at any time, except that shareholder approval of any amendment to the 1995 Plan must first be obtained if otherwise required by: (a) the Code or any rules thereunder; or (b) the listing requirements of the New York Stock Exchange or any other principal securities exchange or market on which the Common Shares are then traded. Termination of the 1995 Plan shall not affect the rights of key employees with respect to awards previously granted to them, and all unexpired awards shall continue in force after termination except as they may lapse or be terminated by their own terms and conditions. No award may be granted under the 1995 Plan after the tenth anniversary of its effective date. The term of awards granted on or prior to such tenth anniversary date, unless otherwise expressly provided, may extend beyond such date.

Withholding

         Not later than the date as of which an amount first becomes includible in the gross income of a key employee for federal income tax purposes with respect to any award under the 1995 Plan, the key employee will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to awards under the 1995 Plan may be settled with Common Shares except that the key employee may not settle such obligations with Common Shares that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the 1995 Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the key employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Common Shares.

Certain Federal Income Tax Consequences

         Stock Options. The grant of a stock option under the 1995 Plan will create no income tax consequences to the key employee or the Company. A key employee who is granted a nonqualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Shares at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. A subsequent disposition of the Common Shares will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Shares on the date of exercise). This capital gain or loss will be a long-term or short-term capital gain or loss depending on the length of time the Common Shares had been held.

         In general, if a key employee holds the Common Shares acquired pursuant to the exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, the key employee will recognize no income or gain as a result of the exercise (except that the alternative minimum tax may apply). Any gain or loss realized by the key employee on the disposition of the Common Shares will be treated as a long-term capital gain or loss. No deduction will be allowed to the Company. If either of these holding period requirements is not met, the key employee will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or
(b) the excess of the fair market value of the Common Shares on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. Any additional gain realized by the key employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term or short-term capital gain depending on the length of time the Common Shares had been held.

         Stock Appreciation Rights. The grant of an SAR will create no income tax consequences for the key employee or the Company. Upon exercise of an SAR, the key employee will recognize ordinary income equal to the amount of any cash and the fair market value of any Common Shares or other property received, except that if the key employee receives an option, shares of restricted stock or performance shares upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

         Restricted Stock. A key employee will not recognize income upon the award of restricted stock under the 1995 Plan unless the election described below is made. However, an individual who has not made such an election will recognize ordinary income at the end of the applicable restriction period in an amount equal to the fair market value of the restricted stock at such time. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. Any otherwise taxable disposition of the restricted stock after the end of the applicable restriction period will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the end of the applicable restriction period). Dividends paid in cash and received by a key employee prior to the end of the applicable restriction period will constitute ordinary income to the key employee in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

         A key employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the key employee in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the key employee who has made an election subsequently forfeits the restricted stock, the key employee will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

         Performance Shares. The grant of performance shares will create no income tax consequences for the key employee or the Company. Upon the receipt of cash, Common Shares or other property at the end of the applicable performance period, the key employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares or other property received, except that if the key employee receives an option, shares of restricted stock or SARs in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to such other awards. In addition, the key employee will recognize ordinary income upon the receipt of cash payments that are based on the amount of dividends paid by the Company with respect to Common Shares. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

Awards Under the Plan

         During fiscal 1999, the Committee approved grants of stock options and performance shares to executive officers and others that are not subject to shareholder approval of the 1995 Plan, as amended. See "Option Grants in 1999 Fiscal Year." The Committee has not approved any grants of awards that require shareholder approval of the 1995 Plan, as amended.

         The Company cannot currently determine the number of shares or the types of shares that may be granted to eligible participants under the 1995 Plan, as amended, in the future. Such determinations will be made from time to time by the Committee.

         On August 13, 1999, the last reported sales price per Common Share on the New York Stock Exchange was $12.00.

Vote Required

         The affirmative vote of the holders of a majority of the votes represented by Common Shares and Class B Shares represented and voted together as a single class at the Meeting is required to approve the Amendment. Any votes represented by Common Shares and/or Class B Shares not voted at the Meeting, whether due to broker nonvotes or otherwise (except abstentions), will have no impact regarding the proposal to approve the Amendment. Common Shares and Class B Shares as to which holders abstain from voting will be treated as votes against approval of the Amendment.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT. COMMON SHARES OR CLASS B SHARES REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE AMENDMENT.

                                  OTHER MATTERS

         Ernst & Young LLP acted as the independent auditors of the Company in fiscal 1999 and it is anticipated that such firm will be similarly appointed to act in fiscal 2000. Representatives from Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate shareholder questions.

         The Company has filed an Annual Report on Form 10-K with the Securities and Exchange Commission for its 1999 fiscal year which ended on May 27, 1999. The Company will provide a copy of such Form 10-K (excluding exhibits) without charge to each person who is a record or beneficial owner of Common Shares or Class B Shares on the Record Date and who submits a written request therefor. Exhibits to the Form 10-K will be furnished upon payment of the fee described in the list of exhibits accompanying the copy of Form 10-K. Requests for copies of the Form 10-K and any exhibits thereto should be addressed to Thomas F. Kissinger, General Counsel and Secretary, The Marcus Corporation, 250 East Wisconsin Avenue, Suite 1700, Milwaukee, Wisconsin 53202-4220.

         The Board does not intend to present at the Meeting any matters for shareholder action other than the matters described in the Notice of Annual Meeting. The Board knows of no other matters to be brought before the Meeting which will require the vote of shareholders. If any other business or matters should properly come before the Meeting, the proxies named in the accompanying proxy will vote on such business or matters in accordance with their best judgment.

         A shareholder wishing to include a proposal in the Company's proxy statement for its 2000 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act must forward the proposal to the Company by April 29, 2000. In addition, a shareholder who otherwise intends to present business at the 2000 annual meeting of shareholders (including, nominating persons for election as directors) must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company not later than 45 days prior to the date in the current year corresponding to the date on which the Company first mailed its proxy materials for the prior year's annual meeting. Accordingly, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to July 13, 2000, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2000 annual meeting of shareholders. If the Board of Directors chooses to present such proposal at the 2000 annual meeting of shareholders, then the persons named in proxies solicited by the Board of Directors for the 1999 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal.

         The cost of soliciting proxies will be paid by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other holders of record for their expenses in communicating with the persons for whom they hold Common Shares or Class B Shares. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose, but the Company reserves the right to do so should it conclude that such efforts are needed.

                               On Behalf of the Board of Directors



                               Thomas F. Kissinger
                               General Counsel and Secretary

Milwaukee, Wisconsin
August 30, 1999

                                                                         [White]


                             THE MARCUS CORPORATION
                        PROXY FOR HOLDERS OF COMMON STOCK
                       SOLICITED BY THE BOARD OF DIRECTORS
    FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 4, 1999

The undersigned hereby constitutes and appoints STEPHEN H. MARCUS and THOMAS F. KISSINGER, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Common Stock of THE MARCUS CORPORATION which the undersigned is entitled to vote at the 1999 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, October 4, 1999, at Westown Cinemas, Waukesha, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the following items as more completely described in the Proxy Statement for the meeting.


The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and the 1999 Annual Report to Shareholders and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR all nominees for director and on such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the proxies named herein.

             * DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED *

                   THE MARCUS CORPORATION 1999 ANNUAL MEETING

1. ELECTION OF DIRECTORS: 1. - Diane Marcus Gershowitz   2. - Timothy E. Hoeksema

                          3. - Stephen H. Marcus         4. - Daniel F. McKeithan, Jr.

                          5. - Bruce J. Olson            6. - Allan H. Selig

                          7. - Philip L. Milstein        8. - Bronson J. Haase

                     [ ]  FOR all nominees     [ ] WITHHOLD AUTHORITY
                          listed to the left       to vote for all
                         (except as                nominees listed to
                         specified below).        the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

                                 -----------------------------------------------

                         *

                                 -----------------------------------------------
2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1995 EQUITY INCENTIVE PLAN.

     [ ]  FOR      [ ]   AGAINST     [ ]  ABSTAIN

3. Upon such other business as may properly come before the annual meeting or any adjournment thereof in accordance with the best judgment of such proxies.

Check appropriate box          Date ______________    NO. OF SHARES
Indicate changes below:
Address Change?         [ ]  Name Change? [ ]
                                                --------------------------------


                                                --------------------------------

                                                Signature(s) in Box

                                                Please sign exactly as your name
                                                appears     on    your     stock
                                                certificate. Joint owners should
                                                each    sign    personally.    A
                                                corporation  should sign in full
                                                corporate   name   by   a   duly
                                                authorized officer. When signing
                                                as      attorney,      executor,
                                                administrator,     trustee    or
                                                guardian, please give full title
                                                as such.

                                                                          [Blue]

                             THE MARCUS CORPORATION
                    PROXY FOR HOLDERS OF CLASS B COMMON STOCK
                       SOLICITED BY THE BOARD OF DIRECTORS
    FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 4, 1999

The undersigned hereby constitutes and appoints STEPHEN H. MARCUS and THOMAS F. KISSINGER, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Class B Common Stock of THE MARCUS CORPORATION which the undersigned is entitled to vote at the 1999 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, October 4, 1999, at Westown Cinemas, Waukesha, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the following items as more completely described in the Proxy Statement for the meeting.


The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and the 1999 Annual Report to Shareholders and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR all nominees for director and on such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the proxies named herein.

             * DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED *

                   THE MARCUS CORPORATION 1999 ANNUAL MEETING


1. ELECTION OF DIRECTORS: 1. - Diane Marcus Gershowitz   2. - Timothy E. Hoeksema

                          3. - Stephen H. Marcus         4. - Daniel F. McKeithan, Jr.

                          5. - Bruce J. Olson            6. - Allan H. Selig

                          7. - Philip L. Milstein        8. - Bronson J. Haase


                     [ ]  FOR all nominees     [ ] WITHHOLD AUTHORITY
                          listed to the left       to vote for all
                         (except as                nominees listed to
                         specified below).        the left.



(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)


                                 -----------------------------------------------

                         *

                                 -----------------------------------------------
2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1995 EQUITY INCENTIVE PLAN.

     [ ]  FOR      [ ]   AGAINST     [ ]  ABSTAIN

3. Upon such other business as may properly come before the annual meeting or any adjournment thereof in accordance with the best judgment of such proxies.

Check appropriate box          Date ______________    NO. OF SHARES
Indicate changes below:
Address Change?         [ ]  Name Change? [ ]
                                                --------------------------------


                                                --------------------------------

                                                Signature(s) in Box

                                                Please sign exactly as your name
                                                appears     on    your     stock
                                                certificate. Joint owners should
                                                each    sign    personally.    A
                                                corporation  should sign in full
                                                corporate   name   by   a   duly
                                                authorized officer. When signing
                                                as      attorney,      executor,
                                                administrator,     trustee    or
                                                guardian, please give full title
                                                as such.